UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2009

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Sansome Street, Suite 310

San Francisco, California 94104

(Address of Principal Executive Offices)

(415) 875-7880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement.

Nile Therapeutics, Inc., a Delaware corporation, or Nile, is a party that certain Exclusive License Agreement, or the License Agreement, dated August 6, 2007, by and between Nile and Dr. Cesare Casagrande. The License Agreement provides Nile with the rights to issued patents, patent applications and know-how relating to 2NTX-99, and all of its human therapeutic or veterinary uses. The intellectual property portfolio for 2NTX-99 includes an issued United States patent and an issued European patent relating to its composition of matter, multiple methods of manufacturing, and method of use in treating a variety of atherothrombotic pathological conditions. The License Agreement was filed as Exhibit 10.7 to Nile’s Quarterly Report on Form 8-K filed September 21, 2007.

On January 16, 2009, Nile provided notice to Dr. Casagrande that it was terminating the License Agreement effective 90 days from the date of the notice. Nile determined to end the 2NTX-99 program and to focus its resources on the development of its other natriuretic peptides, including CD-NP, which is in Phase II development for acute heart failure, and CU-NP, which is a pre-clinical compound. Following the effectiveness of the termination, all rights to 2NTX-99 will revert to Dr. Casagrande.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, the Board of Directors of Nile approved the annual base salary levels of the officers of Nile, effective as of January 1, 2009, and also approved certain incentive cash bonuses and stock options grants to such officers, as indicated below, after providing such officers the choice of receiving a combination of cash and options or all options. The stock options were immediately vested and exercisable at an exercise price of $0.88 per share, which is equal to the closing price of Nile’s Common Stock as reported on NASDAQ on the date of grant. In addition, the Board of Directors certified the achievement of certain corporate objectives and individual performance targets of each of the officers for the year ended December 31, 2008, or a pro rata portion of the year for Hsiao Dee Lieu and Jane Moffitt, each of whom started employment with Nile in 2008. As a result of the determination of the Board of Directors, a number of shares of common stock set forth below, which were subject to certain stock options granted to these officers that vest based on the achievement of certain targets and goals, vested and are now immediately exercisable.

Officer	Annual Base Salary	Cash Bonus	Stock Options Granted	Number of Shares Vested Pursuant to Performance Stock Options
Peter M. Strumph Chief Executive Officer	$320,000	—	149,148	103,474
Daron Evans Chief Financial Officer	$200,000	—	49,020	43,269
Hsiao Dee Lieu, M.D., F.A.C.C. Vice President of Clinical Research	$250,000	$13,685.00	31,103	9,123
Jane Moffitt, J.D., LL.M. Vice President of Regulatory Affairs	$250,000	—	59,367	6,966

Item 7.01.	Regulation FD Disclosure

On January 20, 2009, Nile issued a press release announcing the termination of the License Agreement. A copy of the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including that incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Nile Therapeutics, Inc. dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2009	NILE THERAPEUTICS, INC.

	By:	/s/ Daron Evans
	Name:	Daron Evans
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Nile Therapeutics, Inc. dated January 20, 2009.